EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) of DS Healthcare Group, Inc. and to the incorporation by reference therein of our report dated April 24, 2013, with respect to the consolidated financial statements of DS Healthcare Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Cherry Bekaert LLP

Fort Lauderdale, Florida

April 17, 2014